Exhibit 4.36

EXECUTION VERSION

FOURTH ADDENDUM TO THE SUBSCRIPTION AGREEMENT

amongst

RUSTENBURG PLATINUM MINES LIMITED

Registration number 1931/003380/06

and

PLATEAU RESOURCES PROPRIETARY LIMITED

Registration number 1996/013879/07

and

ATLATSA RESOURCES CORPORATION

Registration number 10022-2033

TABLE OF CONTENTS

Page No.
1. Interpretation	1
2. Introduction	1
3. Amendment	2
4. Savings clause	2
5. Miscellaneous	2

1.	Interpretation

1.1	In this Addendum, the following words shall, unless otherwise stated or where inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:

1.1.1	“Addendum”	this fourth addendum to the Subscription Agreement;

1.1.2	“Fourth Addendum Signature Date”	the date on which this Addendum is signed (whether or not in counterpart) by the last of the signing Parties;

1.1.3	“Parties”	the parties to this Addendum and the Subscription Agreement being the Company, Plateau and the Subscriber; and

1.1.4	“Subscription Agreement”	the Subscription Agreement entered into by the Parties on 27 March 2013, together with any schedules thereto, as may be amended from time to time.

1.2	Except as defined in clause 1.1 or as expressly provided otherwise, capitalised words and phrases in this Addendum shall have the same meanings as defined in the Subscription Agreement.

2.	Introduction

2.1	On 27 March 2013, the Parties entered into the Subscription Agreement.

2.2	The Parties wish to enter into this Addendum in order to amend the Subscription Agreement as set out in clause 3 of this Addendum.

3.	Amendment

With effect from the Fourth Addendum Signature Date, the Parties amend the Subscription Agreement by deleting the date “15 November 2012” from where it appears in clause 3.1 and replacing it with the date “31 January 2013”

4.	Savings clause

This Addendum constitutes an amendment to the Subscription Agreement within the meaning of clause 15.5 of the Subscription Agreement. Save as set out herein all the remaining terms and conditions of the Subscription Agreement will continue in full force and effect and shall not be amended, varied or changed as a result of the provisions of this Addendum.

5.	Miscellaneous

5.1	No amendment or variation of this Addendum shall affect the terms hereof unless such amendment or variation is reduced to writing and signed by each of the Parties.

5.2	This Addendum may be executed in any number of counterparts, and this has the same effect as if signatures on the counterparts were on a single copy of this Addendum.

SIGNATURE PAGE

Signed at SANDTON on 15 November 2013

For and on behalf of:

ATLATSA RESOURCES CORPORATION

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

Signed at SANDTON on 15 November 2013

For and on behalf of:

PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

Signed at                      on                      2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

Name:

Office:
(who warrants his authority)

4